Exhibit 23.2


                          CONSENT OF INDEPENDENT ACCOUNTANTS

             We hereby consent to the use of our report on the financial statements of PEOPLES BANCSHARES, INC. dated March 13, 1995 except for note Q for which the date is April 27, 1995 in the Prospectus for First Commerce Corporation constituting part of this Registration Statement on Form S-4. We also consent to the reference to us under the heading "Experts" in the Prospectus contained therein.

             LaPorte, Sehrt, Romig & Hand
             A Professional Accounting Corporation

             Metairie, Louisiana
             August 4, 1995

                          CONSENT OF INDEPENDENT ACCOUNTANTS

             We hereby consent to the use of our report on the financial statements of PEOPLES BANK AND TRUST COMPANY OF ST. BERNARD dated March 13, 1995 except for note Q for which the date is April 27, 1995 in the Prospectus for First Commerce Corporation constituting part of this Registration Statement on Form S-4. We also consent to the reference to us under the heading "Experts" in the Prospectus contained therein.

             LaPorte, Sehrt, Romig & Hand
             A Professional Accounting Corporation

             Metairie, Louisiana
             August 4, 1995